AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 8, 1996

                                                 REGISTRATION NO. 333-09115

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                             AMENDMENT NO. 1 TO
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                                 PACIFICORP
           (Exact name of registrant as specified in its charter)

             Oregon                                     93-0246090
  (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                    Identification No.)

                              700 NE Multnomah
                                 Suite 1600
                        Portland, Oregon 97232-4116
                               (503) 731-2000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Richard T. O'Brien
             Senior Vice President and Chief Financial Officer
                              700 NE Multnomah
                                 Suite 1600
                        Portland, Oregon 97232-4116
                               (503) 731-2000
             (Name, address, including zip code, and telephone
             number, including area code, of agent for service)

It is respectfully requested that the Commission send copies of all notices, orders and communications to:

        Stoel Rives LLP                   Winthrop, Stimson, Putnam & Roberts
   700 NE Multnomah, Suite 950                  One Battery Park Plaza
  Portland, Oregon  97232-4109               New York, New York 10004-1490
 Attention of John M. Schweitzer          Attention of C. Payson Coleman, Jr.
         (503) 872-4821                             (212) 858-1426

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box. /   /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / X /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of
the earlier effective registration statement for the same offering. /   /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. /   /

     If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box. /   /

                      CALCULATION OF REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------
                                                                         Proposed
                                                         Proposed         maximum
       Title of each                   Amount             maximum         aggregate      Amount of
    class of securities                to be           offering price     offering      registration
     to be registered             registered(1)(2)       per unit(1)     price(1)(2)       fee(3)
- ----------------------------------------------------------------------------------------------------
Common Stock; No Par Serial
Preferred Stock; First
Mortgage Bonds; and Unsecured
Debt Securities                         ---                 ---         $853,491,250    $294,308(4)
- ----------------------------------------------------------------------------------------------------

(1) The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price for each class of securities being registered have been omitted in accordance with General Instruction II.D of Form S-3.

(2) In no event will the aggregate initial offering price (excluding accrued interest) of the securities issued under this Registration Statement exceed $853,491,250.

(3) The amount of the registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933.

(4) An aggregate of $146,508,750 of Common Stock and First Mortgage Bonds is being carried forward from registration statement No. 33-51163, as to which securities a registration fee of $50,520 was previously paid with such registration statement.

                       ------------------------------

     Pursuant to Rule 429 under the Securities Act of 1933, the prospectus filed as part of this Registration Statement will be used as a combined prospectus in connection with this Registration Statement and registration statement No. 33-51163.

                       ------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on August 8, 1996.

                                      PACIFICORP


                                      By: RICHARD T. O'BRIEN
                                          --------------------------------
                                          Richard T. O'Brien,
                                          Senior Vice President
                                          and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this amendment has been duly signed by the following persons on August 8, 1996 in the capacities indicated.

          Signature                                  Title
          ---------                                  -----


  *FREDERICK W. BUCKMAN                President, Chief Executive Officer
- ----------------------------------     and Director
   Frederick W. Buckman


   RICHARD T. O'BRIEN                  Senior Vice President and Chief
- ----------------------------------     Financial Officer
   Richard T. O'Brien                  (also Chief Accounting Officer)


  *KATHRYN A. BRAUN                    Director
- ----------------------------------
   Kathryn A. Braun


  *C. TODD CONOVER                     Director
- ----------------------------------
   C. Todd Conover


  *NOLAN E. KARRAS                     Director
- ----------------------------------
   Nolan E. Karras


  *KEITH R. McKENNON                   Director
- ----------------------------------
   Keith R. McKennon
  (Chairman)


  *ROBERT G. MILLER                    Director
- ----------------------------------
   Robert G. Miller


  *VERL R. TOPHAM                      Director
- ----------------------------------
   Verl R. Topham


  *DON M. WHEELER                      Director
- ----------------------------------
   Don M. Wheeler

  *NANCY WILGENBUSCH                   Director
- ----------------------------------
   Nancy Wilgenbusch


  *PETER I. WOLD                       Director
- ----------------------------------
   Peter I. Wold


*By FREDERICK W. BUCKMAN
    ------------------------------
    Frederick W. Buckman
     (Attorney-in-Fact)

                               EXHIBIT INDEX

Exhibit                                                              Sequential
  No.                   Description                                   Page No.
- -------                 -----------                                  ----------

 *1(a)  Form of Underwriting Agreement relating to
        Additional Common Stock (Exhibit (1)(b),
        File No. 33-49607).

 *1(b)  Form of Underwriting Agreement relating to
        Additional Preferred Stock (Exhibit (1),
        File No. 33-41983).

 *1(c)  Form of Underwriting Agreement relating to
        Additional Bonds (Exhibit (1)(a), File No.
        33-49607).

 *1(d)  Form of Underwriting Agreement relating to
        Unsecured Debt Securities (Exhibit (1)(b),
        File No. 33-55309).

 *4(a) Second Restated Articles of Incorporation of the Company, as amended (Exhibit (3)a, Form 10-K for fiscal year ended
        December 31, 1992, File No. 1-5152).

 *4(b)  Form of Certificate evidencing Common Stock
        (Exhibit 4-A to Form 8-B, File No. 1-5152).

 *4(c)  Form of Certificate evidencing No Par
        Serial Preferred Stock (Exhibit 4-D to
        Form 8-B, File No. 1-5152).

 *4(d)  Bylaws of the Company (as restated and amended
        November 17, 1993) (Exhibit (3)b, Form 10-K for fiscal year ended December 31, 1993, File
        No. 1-5152).

 *4(e)  Mortgage and Deed of Trust dated as of January
        9, 1989 between the Company and Morgan Guaranty
        Trust Company of New York (The Chase Manhattan
        Bank (formerly Chemical Bank), successor),
        Trustee, as supplemented and modified by eleven
        Supplemental Indentures (Exhibit 4-E, Form 8-B,
        File No. 1-5152; Exhibit (4)(b), File No.
        33-31861; Exhibit (4)(a), Form 8-K dated
        January 9, 1990, File No. 1-5152; Exhibit 4(a),
        Form 8-K dated September 11, 1991, File No.
        1-5152; Exhibit 4(a), Form 8-K dated January 7,
        1992, File No. 1-5152; and Exhibit 4(a), Form
        10-Q for the quarter ended March 31, 1992, File
        No. 1-5152; and Exhibit 4(a), Form 10-Q for the quarter ended September 30, 1992, File No.
        1-5152; Exhibit 4(a), Form 8-K dated April 1,
        1993, File No. 1-5152; Exhibit 4(a), Form 10-Q
        for the quarter ended September 30, 1993, File
        No. 1-5152; Exhibit 4(a), Form 10-Q for the quarter ended June 30, 1994, File

Exhibit                                                              Sequential
  No.                   Description                                   Page No.
- -------                 -----------                                  ----------

        No. 1-5152; Exhibit 4(b), Form 10-K for fiscal year ended December 31, 1994, File No. 1-5152; and
        Exhibit (4)b, Form 10-K for the fiscal year ended
        December 31, 1995, File No. 1-5152).

 *4(f)  Form of First Mortgage Bond (Exhibit (4)(h),
        File No. 33-26517).

 *4(g) Indenture dated as of May 1, 1995 between the Company and The Bank of New York, as Trustee, as supplemented by two Supplemental Indentures
        (Exhibit (4)(a), File No. 333-03357).

  4(h) Third Supplemental Indenture to Indenture dated as of June 1, 1996.

 *4(i)  Form of Supplemental Indenture to Subordinated
        Indenture to be used in connection with the issuance of Subordinated Debt Securities
        (Exhibit 4(d), File No. 33-58569).

 *4(j) Form of Subordinated Debt Securities (included in Exhibit 4(g) above).

**4(k)  Form of Indenture between the Company and The
        Chase Manhattan Bank, as Trustee, relating to
        Unsecured Debt Securities other than
        Subordinated Debt Securities.

**4(l)
        Form of Unsecured Debt Security other than Subordinated Debt Securities (included in Exhibit 4(k) above).

**5     Opinion of Stoel Rives LLP.

*12(a) Statements re Computation of Ratios of Earnings to Fixed Charges (Exhibit 12(a), Form 10-Q for the quarter ended March 31, 1996, File No.
        1-5152).

*12(b) Statements re Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock
        Dividends. (Exhibit 12(b), Form 10-Q for the quarter ended March 31, 1996, File No. 1-5152).

**15    Letter re Unaudited Interim Financial Information.

**23(a) Consent of Deloitte & Touche LLP.

**23(b) Consent of Stoel Rives LLP (included in Exhibit 5 above).

Exhibit                                                              Sequential
  No.                   Description                                   Page No.
- -------                 -----------                                  ----------

**24    Powers of Attorney.

**25(a) Statement of Eligibility under the Trust
        Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture dated as of May 1, 1995 relating to Subordinated Debt Securities, as supplemented, between the Company and The Bank of New York.

**25(b) Statement of Eligibility under the Trust
        Indenture Act of 1939, as amended, of The Chase
        Manhattan Bank, as Trustee under the Indenture relating to Debt Securities other than Subordinated Debt Securities, between the
        Company and The Chase Manhattan Bank.

**25(c) Statement of Eligibility under the Trust
        Indenture Act of 1939, as amended, of The Chase
        Manhattan Bank, as Trustee, under the Mortgage and Deed of Trust, dated as of January 9, 1989 between the Company and Morgan Guaranty Trust
        Company of New York (The Chase Manhattan Bank
        (formerly Chemical Bank), successor), Trustee, as supplemented and modified, relating to First
        Mortgage Bonds.

- ------------------
 * Incorporated by reference.
** Previously filed.